UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: August 28, 2007

Consolidated Edison Company of New York, Inc.

Exact name of registrant as specified in its charter

New York	1-1217	13-5009340
State of Incorporation	Commission File Number	I.R.S. Employer ID. Number

4 Irving Place, New York, New York 10003

(212) 460-4600

principal executive office address and telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 8.01	OTHER EVENTS.

On August 28, 2007, Consolidated Edison Company of New York, Inc. (Con Edison of New York) completed, pursuant to an underwriting agreement with Barclays Capital Inc., Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., as representatives for the underwriters named therein, the sale of $525 million aggregate principal amount of Con Edison of New York’s 6.30% Debentures, Series 2007 A (the “Debentures”). The Debentures were registered under the Securities Act of 1933 pursuant to a Registration Statement on Form S-3 (No. 333-136268, effective August 3, 2006) with the prospectus contained therein relating to an indeterminate aggregate principal amount of Con Edison of New York’s unsecured debt securities.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit 1	Underwriting Agreement relating to the Debentures

Exhibit 4	Form of the Debentures

Exhibit 5	Opinion and consent of Peter A. Irwin, Esq., Vice President, Legal Services

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOLIDATED EDISON COMPANY OF NEW YORK, INC.

By	/s/ Joseph P. Oates
Joseph P. Oates
Vice President and Treasurer

DATE: August 28, 2007